THIRD AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

between

RUSSELL INVESTMENT COMPANY, on behalf of each of its series listed on Schedule C,

and

STATE STREET BANK AND TRUST COMPANY

This Third Amendment (this “Amendment”) dated as of                  , 2012 is made to the Amended and Restated Securities Lending Authorization Agreement dated October 5, 2009, as amended (the “Agreement”), between Russell Investment Company, on behalf of each of its series listed on Schedule C (the “Trust”), and State Street Bank and Trust Company, its affiliates or subsidiaries, as lending agent (“State Street”).

This Amendment shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each of the series of shares of the Trust as listed on Schedule C to this Amendment (the Trust acting on behalf of each such series, a “Fund” and collectively, the “Funds”) as it may be amended by the parties, and no series of shares shall be responsible or liable for any of the obligations of any other series of the Trust under this Amendment or otherwise, notwithstanding anything to the contrary contained herein.

WHEREAS, Russell Investment Management Company (“RIMCo”) desires to add certain new Funds to Schedule C of the Agreement.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendments. Schedule C to the Agreement is hereby deleted in its entirety and replaced with the revised Schedule C attached hereto.

3. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in counterparts. All counterparts shall collectively constitute a single agreement. Further, this Amendment may be executed by facsimile signatures and such facsimile signatures shall be deemed to be the original signatures of the parties.

4. Effective Date. This Amendment shall be effective as of                  , 2012.

IN WITNESS WHEREOF, the parties hereto execute this Amendment by their duly authorized officers by affixing their signatures below.

RUSSELL INVESTMENT COMPANY, on behalf of its respective series as listed on Schedule C, severally and not jointly	STATE STREET BANK AND TRUST COMPANY

By:	By:

Name:	Name:

Title:	Title:

Schedule C

This Schedule is attached to and made part of the Amended and Restated Securities Lending Authorization Agreement (the “Agreement”), dated the 5th day of October, 2009, as amended, between RUSSELL INVESTMENT COMPANY ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE C, SEVERALLY AND NOT JOINTLY (the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Fund Name	Taxpayer Identification Number	Tax Year-End
Russell U.S. Core Equity Fund	91-1263398	October 31
Russell U.S. Small Cap Equity Fund	91-1263395	October 31
Russell Investment Grade Bond Fund	91-1263236	October 31
Russell International Developed Markets Fund	91-1263237	October 31
Russell Strategic Bond Fund	91-1570842	October 31
Russell Global Equity Fund	35-2288852	October 31
Russell Emerging Markets Fund	91-1570843	October 31
Russell Tax-Managed U.S. Large Cap Fund	91-1713272	October 31
Russell U.S. Value Fund	91-2081917	October 31
Russell U.S. Growth Fund	91-2081915	October 31
Russell Global Real Estate Securities Fund	91-1499614	October 31
Russell Tax Exempt Bond Fund	91-1295540	October 31
Russell U.S. Quantitative Equity Fund	91-1367063	October 31
Russell Tax Managed U.S. Mid & Small Cap	91-2000558	October 31
Russell Global Infrastructure Fund	27-2398606	October 31
Russell Global Opportunistic Credit Fund	27-2398709	October 31
Russell U.S. Large Cap Equity Fund	45-3782275	October 31
Russell U.S. Mid Cap Equity Fund	45-3782401	October 31
Russell Multi-Strategy Alternative Fund	[TBD]	October 31
Russell U.S. Strategic Equity Fund	[TBD]	October 31